Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Color Kinetics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-339-1805
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10 Milk Street, Suite 1100
Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

COLOR KINETICS INCORPORATED 2004 STOCK INCENTIVE PLAN

(Full Title of the Plans)

Mr. Willam J. Sims
Chief Executive Officer
Color Kinetics Incorporated
10 Milk Street, Suite 1100
Boston, Massachusetts
(Name and Address of Agent For Service)

(617) 423-9999
(Telephone Number, Including Area Code, of Agent For Service)

WITH COPIES TO:
John D. Patterson, Jr., Esquire
Robert W. Sweet, Jr., Esquire
Foley Hoag llp
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
securities	Amount	maximum	maximum
to be	to be	offering price	aggregate	Amount of
registered	registered	per share	offering price	Registration fee
Common Stock, $.001 par value	500,000 shares (1)	$10.92 (2)	$5,460,000.00	$642.64

     (1) Represents additional shares of common stock available for issuance pursuant to the Color Kinetics Incorporated 2004 Stock Incentive Plan.

     (2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales prices of Color Kinetics Incorporated common stock as reported on the Nasdaq National Market on July 12, 2005.

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EX-4.3 Color Kinetics Incorporated 2004 Stock Incentive Plan, as ammended
EX-5.1 Opinion of Foley Hoag LLP
EX-23.2 Consent of Independent Registered Public Accounting Firm

EXPLANATORY NOTE

     This Registration Statement covers an additional 500,000 shares of common stock (the “Shares”) issuable pursuant to the 2004 Stock Incentive Plan of Color Kinetics Incorporated (the “Registrant”), as amended (the “Plan”). The Shares are in addition to the 1,750,000 shares of common stock, issuance of which pursuant to the Plan is covered by an earlier filed registration statement on Form S-8 (Registration No. 333-116715), the contents of which the Registrant incorporates by reference herein pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	(1)	Seventh Amended and Restated Certificate of Incorporation of Color Kinetics Incorporated

4.2	(1)	Second Amended and Restated By-Laws of Color Kinetics Incorporated

4.3		Color Kinetics Incorporated 2004 Stock Incentive Plan, as amended

5.1		Opinion of Foley Hoag LLP

23.1		Consent of Foley Hoag LLP (included in Exhibit 5.1)

23.2		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3		Power of Attorney (contained on the signature page of this Registration Statement)

(1) Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (Registration No. 333-114386), filed on April 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, as of July 15, 2005.

Color Kinetics Incorporated

By:	/s/ David K. Johnson

David K. Johnson Chief Financial Officer, Vice President, Finance and Treasurer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William J. Sims and David K. Johnson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of July 14, 2005.

Signature	Title	Date
/s/ William J. Sims William J. Sims	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2005
/s/ David K. Johnson David K. Johnson	Chief Financial Officer, Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	July 15, 2005
/s/ George G. Mueller George G. Mueller	Founder Chariman and Director	July 15, 2005
/s/ John E. Abele John E. Abele	Director	July 15, 2005
/s/ Noubar B. Afeyan Noubar B. Afeyan	Director	July 15, 2005
/s/ Elisabeth Allison Elisabeth Allison	Director	July 15, 2005

Signature	Title	Date
/s/ Garo H. Armen Garo H. Armen	Director	July 15, 2005
/s/ Michael Hawley Michael Hawley	Director	July 15, 2005
/s/ James F. O’Connor James F. O’Connor	Director	July 15, 2005